Exhibit 99.1

SPAR Group, Inc. Names Antonio Calisto Pato as Chief Financial Officer

CFO Appointment Further Strengthens SPAR Group's Leadership Team

AUBURN HILLS, MI, February 23, 2023 – SPAR Group, Inc. (NASDAQ: SGRP) ("SPAR Group" and the "Corporation", and together with its subsidiaries the "Company"), a leading global provider of services to retail and consumer goods companies, today announced the appointment of Mr. Antonio Calisto Pato as the Corporation's Chief Financial Officer, effective February 27, 2023.

Mr. Calisto Pato brings strong business, finance and international leadership expertise with deep strategy, tax and operational acumen. Most recently, Antonio held CFO roles and directed all aspects of finance, accounting, treasury and tax as CFO for Earth Shoes and interim CFO for StreetTrend. Prior to these roles, Antonio held increasing leadership positions at Chiquita Brands International from 2011 to 2021. He also held financial and business leadership roles at Cemex in Switzerland and PWC in Luxembourg. Antonio speaks four languages (including those principally used in the Company's Brazilian and Mexican offices) and successfully earned a combined 5-year undergraduate and law degree in Portugal, and went on to complete his post-graduate degree in Tax from the Lisbon Business School. He also completed a Master of Advanced Studies in International Tax Law in the Netherlands at Leiden University and is completing his MBA from the University of North Carolina, Kenan-Flagler Business School at Chapel Hill, NC, where he currently resides.

"I am very pleased to welcome Antonio to SPAR and believe his financial expertise, international and business leadership experience will add significant value to our leadership," said Mike Matacunas, President and CEO. “He also brings a passion for business, a commitment to service and professional style that energizes the people around him. I look forward to working with him to drive value for our shareholders, employees and clients.”

"I am thrilled to join SPAR Group at this pivotal moment in SPAR Group 's history and am humbled by the opportunity to work with SPAR Group's management team to provide foundational financial leadership that will go hand in hand with growing SPAR's long-term shareholder value," said Antonio Calisto Pato.

About SPAR Group, Inc.

SPAR Group is a leading global services company, providing a broad range of services to retailers, manufacturers and consumer goods companies around the world. Our combination of scale, unique technology and expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. ("SGRP" or the "Corporation") and its subsidiaries (together with SGRP, the "Company"), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the "SEC") on November 15, 2021. There also are forward-looking statements contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2021, as filed with the SEC on April 15, 2022, and SGRP's First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 2, 2022 (as so amended, the "Annual Report"), in SGRP's amended definitive Proxy Statement respecting its Annual Meeting of Stockholders held on August 12, 2021, which SGRP filed with the SEC on July 20, 2021 (the "Proxy Statement"), and the SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin

Tel: 214-442-0019

Phillip Kupper

Tel: 817-778-8339

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